                            CAPITAL ONE MASTER TRUST
       TRUST EXCESS SPREAD ANALYSIS -                          AUGUST-00

Card Trust                                 COMT 95-3     COMT 96-1*    COMT 96-2  COMT 96-3
Deal Size                                   $1050MM        $845MM       $750MM      $500MM
Expected Maturity(Class A):                  PAID         8/15/01      12/15/01    1/15/04

-----------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                       23.45%         23.45%       23.45%      23.45%
       LESS:          (Wt Avg) Coupon        0.25%          6.77%        6.72%       6.75%
                      SVC Fees               2.00%          1.50%        1.50%       1.50%
                      Charge-Offs            2.38%          2.38%        2.38%       2.38%

Excess Spread:             Aug-00           18.82%         12.80%       12.85%      12.82%
                           Jul-00           10.99%         11.25%       11.33%      11.30%
                           Jun-00           10.56%         11.03%       11.09%      11.06%
3-Mo Avg Excess Spread                      13.46%         11.69%       11.76%      11.73%
-----------------------------------------------------------------------------------------------

Delinquents:          30 to 59 days          1.38%          1.38%        1.38%       1.38%
                      60 to 89 days          0.88%          0.88%        0.88%       0.88%
                      90+ days               1.67%          1.67%        1.67%       1.67%

Monthly Payment Rate                        17.12%         17.12%       17.12%      17.12%

Card Trust                                COMT 98-3*     COMT 98-4     COMT 99-1  COMT 99-2
Deal Size                                   $464MM         $750MM       $625MM      $625MM
Expected Maturity(Class A):                08/16/01       11/15/03     05/15/04    05/15/02

----------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                       23.45%         23.45%       23.45%      23.45%
       LESS:          (Wt Avg) Coupon        6.24%          5.80%        6.68%       6.74%
                      SVC Fees               1.50%          1.50%        1.50%       1.50%
                      Charge-Offs            2.38%          2.38%        2.38%       2.38%

Excess Spread:             Aug-00           13.33%         13.77%       12.89%      12.83%
                           Jul-00           12.35%         12.47%       11.33%      11.30%
                           Jun-00           11.34%         11.93%       11.15%      11.06%
3-Mo Avg Excess Spread                      12.34%         12.72%       11.79%      11.73%
----------------------------------------------------------------------------------------------

Delinquents:          30 to 59 days          1.38%          1.38%        1.38%       1.38%
                      60 to 89 days          0.88%          0.88%        0.88%       0.88%
                      90+ days               1.67%          1.67%        1.67%       1.67%

Monthly Payment Rate                        17.12%         17.12%       17.12%      17.12%



Card Trust                                   COMT 97-1*   COMT 97-2*    COMT 98-1
Deal Size                                      $608MM       $502MM        $591MM
Expected Maturity(Class A):                    6/15/02     8/15/02       4/15/08

-----------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                          23.45%       23.45%        23.45%
       LESS:          (Wt Avg) Coupon           6.77%        6.72%         6.42%
                      SVC Fees                  1.50%        1.50%         1.50%
                      Charge-Offs               2.38%        2.38%         2.38%

Excess Spread:             Aug-00              12.80%       12.85%        13.15%
                           Jul-00              11.29%       11.30%        11.81%
                           Jun-00              11.07%       11.08%        11.34%
3-Mo Avg Excess Spread                         11.72%       11.74%        12.10%
-----------------------------------------------------------------------------------

Delinquents:          30 to 59 days             1.38%        1.38%         1.38%
                      60 to 89 days             0.88%        0.88%         0.88%
                      90+ days                  1.67%        1.67%         1.67%

Monthly Payment Rate                           17.12%       17.12%        17.12%

Card Trust                                    COMT 99-3   COMT 00-1     COMT 00-2  COMT 00-3
Deal Size                                      $500MM       $600MM        $750MM    $1000MM
Expected Maturity(Class A):                   07/15/06     02/17/03      06/15/05   08/15/07

--------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                          23.45%       23.45%        23.45%     23.45%
       LESS:          (Wt Avg) Coupon           6.84%        7.16%         6.76%      6.58%
                      SVC Fees                  1.50%        1.50%         2.00%      0.47%
                      Charge-Offs               2.38%        2.38%         2.38%      2.38%

Excess Spread:             Aug-00              12.73%       12.41%        12.31%     14.02%
                           Jul-00              11.16%       11.03%        12.48%      #N/A
                           Jun-00              10.99%       10.62%         #N/A       #N/A
3-Mo Avg Excess Spread                         11.63%       11.35%         #N/A       #N/A
--------------------------------------------------------------------------------------------

Delinquents:          30 to 59 days             1.38%        1.38%         1.38%      1.38%
                      60 to 89 days             0.88%        0.88%         0.88%      0.88%
                      90+ days                  1.67%        1.67%         1.67%      1.67%

Monthly Payment Rate                           17.12%       17.12%        17.12%     17.12%


This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

COMMENTS:
Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com
(Under "For Investors" section)

* Represents Non-US Denominated Transactions




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